Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)         Registration Statement (Form S-8 No. 333-188115) pertaining to Stemline Therapeutics, Inc. 2012 Equity Incentive Plan and Stemline Therapeutics, Inc. Amended and Restated 2004 Employee, Director and Consultant Stock Plan,

(2)         Registration Statement (Form S-8 No. 333-206303) pertaining to Stemline Therapeutics, Inc. 2015 Employee Stock Purchase Plan,

(3)         Registration Statement (Form S-8 No. 333-211784) pertaining to Stemline Therapeutics, Inc. 2016 Equity Incentive Plan,

(4)         Registration Statement (Form S-3 No. 333-219794) of Stemline Therapeutics, Inc.,

(5)         Registration Statement (Form S-8 No. 333-219796) pertaining to Stemline Therapeutics, Inc. 2016 Equity Incentive Plan, and

(6)         Registration Statement (Form S-8 No. 333-226049) pertaining to Stemline Therapeutics, Inc. 2016 Equity Incentive Plan;

of our reports dated March 15, 2019, with respect to the financial statements of Stemline Therapeutics, Inc. and the effectiveness of internal control over financial reporting of Stemline Therapeutics, Inc. included in this Annual Report (Form 10-K) of Stemline Therapeutics, Inc. for the year ended December 31, 2018.

/s/ Ernst & Young LLP

Stamford, Connecticut

March 15, 2019